     UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

May 13, 2009

Date of Report (date of Earliest Event Reported)

PINNACLE ENERGY CORP.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	33-148447	36-4613360
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

29377 Rancho California Road, Suite 204 Temecula, California 92130

(Address of principal executive offices and zip code)

(951) 676-4900

(Registrant’s telephone number, including area code)

Suite 153, 333 Riverfront Ave., S.E. Calgary, Alberta Canada T2G 5R1

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Directors; Election of Directors;
Appointment of Certain Officers

On May 13, 2009, the Board of Directors of Pinnacle Energy Corp. (the “Company”) elected W. Scott Lawler as a member of the Board of Directors (the “Board”) and as the Company’s Chief Executive Officer, Secretary and Treasurer.

Following Mr. Lawler’s election to the Board, the Company received the written resignation of Mr. Nolan Weir as a member of the Board.

The Company is intending to seek opportunities in the area of coal property acquisitions. In connection with such change in business, the Company believes that Mr. Lawler’s background, expertise and contacts will make him the ideal candidate to assist the Company in its transition, until such time as an experienced management team in the area of coal property acquisitions and management can be brought into the Company.

Mr. Lawler, age 47, is the founder of Lawler & Associates, a professional law corporation, specializing in business and corporate securities matters since 1995.

Mr. Lawler is an attorney and is admitted to practice law in the States of California and Utah. Mr. Lawler received a Bachelor's Degree in Business Min 1984 from Brigham Young University and his Juris Doctorate degree from U.S.C. Law Center in 1988. Mr. Lawler was admitted to the California State Bar in 1988 and admitted to the Utah State Bar in 1995.

Mr. Lawler is not a director of any other publicly registered company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PINNACLE ENERGY CORP.

Date: May 13, 2009	By: /s/ W. SCOTT LAWLER
Name: W. SCOTT LAWLER
Title: Chief Executive Officer